UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2022

KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-01665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Joys Lane Kingston, New York	12401
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (845) 802-7900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2022, Kingstone Companies, Inc. (the “Company”) entered into a Note and Warrant Exchange Agreement (the “Exchange Agreement”) with several holders (the “Exchanging Noteholders”) of the Company’s outstanding 5.50% Senior Notes due 2022 (the “Existing Notes”).  On the date of the Exchange Agreement, the Exchanging Noteholders held Existing Notes in the aggregate principal amount of $21,545,000 of the $30,000,000 aggregate principal amount of Existing Notes then outstanding.

Pursuant to the Exchange Agreement, at the closing scheduled for December 15, 2022, the Exchanging Noteholders will exchange their respective Existing Notes for the following: (i) new 12.0% Senior Notes due December 30, 2024 of the Company in the aggregate approximate principal amount of $19,950,000 (the “New Notes”); (ii) cash in the aggregate approximate amount of $1,595,000, together with accrued interest on the Existing Notes; and (iii) three-year warrants for the purchase of an aggregate of 969,525 shares of common stock of the Company, exercisable at an exercise price of $1.00 per share (the “Warrants”).  The remaining $8,455,000 principal amount of Existing Notes, together with accrued interest thereon, will be paid on the maturity date of the Existing Notes of December 30, 2022 with Company funds.

The foregoing descriptions of the Exchange Agreement, the New Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Exchange Agreement, including the form of the New Notes and the form of the Warrants included as exhibits thereto, which is filed herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 above with regard to the issuance of the New Notes.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 above with regard to the issuance of the Warrants.

Item 7.01	Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release (the “Press Release”) announcing that the Company has entered into the Exchange Agreement.   A copy of the Press Release is furnished as Exhibit 99.1 hereto.
The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Note and Warrant Exchange Agreement, dated as of December 9, 2022, between the Company and the several holders of Existing Notes party thereto.

10.2 Form of 12.0% Note due 2024 issued by the Company (included as Exhibit 1 to the Note and Warrant Exchange Agreement filed as Exhibit 10.1 hereto).

10.3 Form of Warrant Certificate issued by the Company (included as Exhibit 2 to the Note and Warrant Exchange Agreement filed as Exhibit 10.1 hereto).

99.1	Press release, dated December 12, 2022, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: December 12, 2022	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and CEO